Exhibit 99.1

THE SERVICEMASTER COMPANY

Moderator: Steve Bono
March 19, 2007
11:00 am CT

Operator:                                                                      Good morning ladies and gentlemen. Welcome to the ServiceMaster conference call.

This call is being hosted by Pat Spainhour, Ernie Mrozek, and Steve Bono.

At this time I would like to turn the call over to Steve Bono, Senior Vice President of Corporate Communications. Please go ahead.

Steve Bono:                                                       Good morning and welcome to the call everyone. We had an All Hands call to update our performance of the business just a little while ago.

But today is a call dedicated to the special news that came out this morning.

As the Operator said I’m here with our Chairman and CEO Pat Spainhour, and our Vice Chairman Ernie Mrozek.

And together we’re going to take some time this morning to talk about the news, what’s happened, what happens next, and how it affects all of us.

Now since many of you on the phone today are both employees and shareholders I need to start off by saying to you the same thing that we say to all shareholders when we give out information.

And that is that throughout the call today we’re going to make some statements about expected timing and completion and effect of this proposed acquisition and that includes what we call forward-looking statements.

And forward-looking statements have risks and uncertainties that may cause the actual results to differ from those statements.

For a description of those risk factors you need to take a look at the press release and other filings that we have with the SEC and those you can get through our website.

Also in connection with that merger the proposed merger, we’re going to have a Proxy Statement and that’ll be filed first with the SEC and then when it’s completed we’ll send that to all shareholders of record of the company.

And before you make any voting decision we urge you to read that statement, read it carefully in its entirety because it will have lots of interesting information and important information about the merger.

So with that disclaimer out of the way let’s get right to the news.

Pat, why don’t you take us through this extraordinary announcement that we made this morning?

J. Patrick Spainhour:            Thanks Steve.

As most of you know by now we have in fact entered into a definitive merger agreement to be acquired by an investment group led by Clayton, Dubilier & Rice for a total enterprise value of $5.5 billion including the assumption of existing ServiceMaster debt.

ServiceMaster’s Board of Directors has approved the merger agreement and recommends approval of the transaction by ServiceMaster stockholders.

Before I go any further let me clarify what has happened and give you the perspective. Today’s announcement is about a group of private investors offering to purchase all of our stock.

If our shareholders approve it means we will be owned by Clayton, Dubilier & Rice and their partners instead of thousands of individual shareholders.

Our shares alone will no longer be bought and sold everyday on the New York Stock Exchange. This action to us as we’ve told you all along is about stockholder value creation.

With the assistance of management and expert advisors the ServiceMaster Board of Directors conducted a very thorough review of a wide range of potential strategic alternatives.

After publicly announcing our intent to enforce the strategic alternatives we also directly approached every major potentially interested party including both strategic and financial companies and invited them into the process.

Ultimately CD&R’s offer placed the highest value in ServiceMaster shares. We believe that the ($15.625) price per share provides a superior value proposition for our shareholders.

Ultimately the Board had concluded that this transaction was in the best interest of our shareholders.

Going forward this transaction will have significant long term benefits to our business. Clayton, Dubilier & Rice made the winning offer but every company we’ve talked to was interested in the company that you have built.

The potential they saw is the opportunity to go further, faster down the road that you have established.

Why is this good for us? Because it allows us to move ahead with our strategies to make investments that will accelerate our growth and continue to emphasize the core values that have been the foundation of our company.

We believe this transaction is very positive for the future of ServiceMaster and for you, our associates.

It will allow us to do what’s best for the business over the long haul and it will allow you to continue doing what you do best.

You will still come to work at the same location, report to the same supervisor and have the same teammates, represent the same brand, and serve the same customers.

Your compensation and your benefits will be unaffected. And our focus on serving others as you would want to be served will continue.

The only difference will be that CD&R will now be our owner. They know that ServiceMaster is an outstanding company with strong cash flows, great brand, and a solid track record of delivering great service to home and business owners nationwide.

Clayton, Dubilier & Rice shares our vision, intends to invest in the key strategic initiatives in each business unit while maintaining a strong emphasis on the core values that have been the foundation of the company.

For our customers this means consistent and high quality service now and more choice in innovation in the future.

For our associates strong growth now means more exciting jobs and career opportunities in the future.

As I said in our investor’s conference in November it is indeed a new day at ServiceMaster.

Steve Bono:                                                       Thanks for that overview Pat. It starts to be a good introduction to this.

Ernie why don’t we take a moment though and kind of get into some of the specific terms of this transaction, some of the numbers and the terms that are out there that people would be able to take a look at.

Ernie Mrozek:	Okay Steve. Let me reiterate that this decision by our Board of Directors came after a very full and comprehensive review of all potential strategic alternatives that were available to the company.

And after that review they concluded that this particular transaction was the one that was in the best interest of our shareholders.

Those shareholders will receive $15.625 a share in cash for each of their outstanding shares. That represents Steve an increase or a so-called premium of about 16% over last Friday’s closing price.

But more importantly I think it needs to be compared to the closing price of the stock on November 27th because that was the day before we publicly announced that the Board of Directors would be exploring strategic alternatives.

And as you may recall our share price as often happens in these types of situations, our share price jumped sharply that day after the announcement in anticipation that a transaction could occur at a premium to then current market value.

So in essence some of the premium was already baked into our share price by last Friday.

We believe that the offer provides a superior value proposition and it’s a very tangible expression by CD&R of their strong confidence in our brands, our business model, and most importantly our people, all of you.

In connection with the transaction two of the largest and most highly respected investment banking firms in the country Morgan Stanley and Goldman Sachs acted as financial advisors to the company.

And both of those firms as well Greenhill & Company which is another independent and very highly regarded firm all three of those firms have provided written opinions stating that based on extensive review it’s their professional opinion that the price being paid to our shareholders is full and fair from a financial point of view.

Completion of the transaction is contingent only upon customary closing conditions which do include the approval of a majority of ServiceMaster’s outstanding shares as well as certain regulatory approvals.

Stockholders will be asked to vote on the proposed merger at a special meeting and we currently expect that that meeting will be held late in the second quarter or very early in the third quarter.

Steve Bono:                                                       Those are very good overviews, both a high level on what’s going on and thank you Ernie for taking us through the details of that transaction.

I’m going to shift gears a little bit and address some of the questions that I know are going to be on the minds of our associates as — when they read news like this and they try to understand how it might affect them right now in the short term. And that’s around things like Comp and benefits.

First of all what’s going to happen to people’s compensation now that there’s this offer out there for ServiceMaster to be acquired?

Ernie Mrozek:	Well Steve clearly prior to the completion of the merger we’re going to continue to operate exactly the same way as we have been.

From the timing of the merger again end of second quarter, early third, we will provide each employee with based compensation that is not less than what they already had been receiving.

And CD&R has committed to live up to that. Bonus opportunities and incentive compensation awards will be no less favorable than what they had been immediately prior to the merger.

The Board approved a 2007 Annual Bonus Plan. And as has always been the case for those participating in bonus plans those will be paid to the extent earned in February or March of next year.

As we head into 2008 obviously CD&R will be participating with management in what we have customarily done which is a regular review of our Comp and benefit plans.

Steve Bono:                                                       So that’s a lot of dealing in the status quo continuing and just like we do every year reviewing our plans, reviewing our benefits.

What about medical coverage and I know we have a good healthy participation in the 401(k) Plan?

Ernie Mrozek:

Again Steve it’s a very similar story. CD&R has formally agreed to continue the existing ServiceMaster Healthcare Coverage Plan at least through the end of the year. That includes the medical plan, the prescription drug plan, dental, vision, and the healthcare reimbursement account.

But again just as we always do they will work with management in conducting our normal yearend review. We’ll have enrollment for the plans in the fall, and it’ll be done very similarly to the way it’s done in the past.

And even as we speak our Human Resources Department is working on the details for 2008 Health Plan Coverage.

CD&R has also formally agreed to continue the ServiceMaster 401(k) Plan again at least through the end of this year and they’ve committed to make a company matching contribution for ’07 employee contributions at a rate and with vesting terms that are no less favorable to employees than the company matching contribution made for the 2006 plan year.

Steve Bono:                                                       You know when we meet with groups of employees a lot of times underneath these headlines there’s lots of specific questions and concerns and there’s elements that people want to know about.

In order to help everybody understand this whole topic in much, much greater detail we’ve created a website. And we’ll be circulating it.

But I’ll tell you what the website address is right now. It’s www.svm-news.com. It already is up and running and you can start to view the press release and other information and materials.

By early this afternoon we will have an extensive questionnaire that deals with all of these topics in much greater depth and also has information on the Stock Purchase Plan, stock options, appreciation rights, and much, much, much more.

And I highly recommend that if you have questions and concerns that you visit that site because I think you’re going to find a lot of the answers that you need there.

One of the questions that’s come up and certainly has been a little bit in the articles in the press this morning is the Memphis Headquarters and are we still planning to continue with our transition and the consolidation from the Downers Grove office into Memphis.

J. Patrick Spainhour:	Steve at this time nothing has changed. We have a plan. We shared the key features of that plan in the past. We’re executing on that plan. CD&R is very familiar with the plan and its details.

As I said a moment ago right now we expect the merger to be completed late second quarter, early third quarter.

And as previously stated the Downers Grove office is currently scheduled to be closed by November of 2007.

Steve Bono:                                                       Pat I want to go back a little bit to our new partner, CD&R, the partner that, you know, has made this offer and talk a little bit about what they’re thinking about.

Obviously when you get an offer like this it’s a huge expression of confidence in the company, in the brands, in the business. You know, you’ve been in discussions with them.

What’s the foundation of that confidence? What are — what’s on their mind and where do you think this is going to go?

J. Patrick Spainhour:            First of all Steve Clayton, Dubilier & Rice has a wealth of experience in consumer facing businesses.

They’ve owned both branch based businesses and franchise businesses so they understand how we go to market. They’re very knowledgeable investors with excellent experience in multiple location service businesses. They have done what they do to run this business.

CD&R has announced that George Tamke, the former CEO of Emerson Electric and a seven year CD&R veteran, will be the lead operating partner. Mr. Tamke previously served as a lead operating partner for CD&R Investments in Kinko’s, Culligan, and Hertz.

I know that George and the whole CD&R Team will — Team look forward to building great working relationships with our management. We believe that CD&R can help us take advantage of our leading brand positions in our healthy and growing markets.

Partnering with CD&R will provide us the ability to make investments and to pursue and accelerate our key strategic initiatives without being encumbered by the short term quarterly earnings pressures that often influence the timing of investments in action.

In order to realize our long term potential CD&R plans to make significant investment again in all of our business units that should enable us to accelerate our plans and strategies to build better longer lasting customer relationships, to strengthen our team putting people in position where they can truly operate at their best, and to redefine the market by accelerating innovation and integration.

CD&R knows that it’s really you and your teams who hold the key to building lasting customer relationships.

Steve Bono:                                                       That’s probably most of the news. I know our associates out there are going to have lots of more questions as time goes on.

And just honestly this is just in the first few hours. The Board just made this decision yesterday. In fact the shareholders haven’t voted yet. The money hasn’t changed hands.

And we’re still operating today with our commitment to all of our customers all across the country.

So I know there’s a lot of answers that we don’t know yet.

Do you have a few comments to end this up here with Pat?

J. Patrick Spainhour:	What you said is exactly right Steve. We can’t really speak for Clayton, Dubilier & Rice in a lot of areas. That will come over time.

There are some questions to which we just don’t have answers today. And while it’s premature to comment on future plan we do know that CD&R is purchasing the entire company and that CD&R will do what is best for the business in order for it grow profitably going forward.

I can tell you that our culture is another big part of what they are buying. CD&R is committed to maintaining a strong emphasis on the core values and objectives that have been the foundation of our company.

I would like to leave you with the thought I started with. CD&R did in fact make the winning offer but remember when you get right down to it what they really liked about ServiceMaster is you. You’re the ones that are out there delivering the service and building relationships with our customers.

So the most important thing for the future of ServiceMaster is not who owns the stock but the service that you’re going to deliver today, the interactions you’re going to have with your teammates, and the values that you bring with you in everything you do.

The real key is not to take your eye off the ball but continuing to serve your customers as you would want to be served.

And I am confident that we all want the same thing and we’ll be great partners in taking ServiceMaster to the next level.

Steve Bono:                                                       Thanks Ernie and thanks Pat. Thanks to everyone for making time for this call.

I want to remind you again of the svm-news.com website. We’ll updating that later today and we’ll be updating that even more in the weeks to come as more news and information comes out on this process as it moves along.

So feel free to visit that site as much as you’d like. And again thank you for your time.

Operator:                                                                      This concludes today’s conference. But remember when you get right down to it what they really liked about ServiceMaster is you. You’re the ones that are out there delivering the service and building relationships with our customers.

So the most important thing for the future of ServiceMaster is not who owns the stock but the service that you’re going to deliver today, the interactions you’re going to have with your teammates, and the values that you bring with you in everything you do.

The real key is not to take your eye off the ball but continuing to serve your customers as you would want to be served.

And I am confident that we all want the same thing and we’ll be great partners in taking ServiceMaster to the next level.

Steve Bono:                                                       Thanks Ernie and thanks Pat. Thanks to everyone for making time for this call.

I want to remind you again of the svm-news.com website. We’ll updating that later today and we’ll be updating that even more in the weeks to come as more news and information comes out on this process as it moves along.

So feel free to visit that site as much as you’d like. And again thank you for your time.

END

Where You Can Find Additional Information

ServiceMaster will file with the Securities and Exchange Commission (the “SEC”), and furnish to its stockholders, a proxy statement soliciting proxies for the meeting of its stockholders to be called with respect to the acquisition of ServiceMaster by Clayton, Dubilier & Rice, Inc. and its co-investors.

SERVICEMASTER STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT IS FINALIZED AND DISTRIBUTED TO THEM BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.

ServiceMaster stockholders and other interested parties will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.  ServiceMaster stockholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents by directing a request by mail or telephone to The ServiceMaster Company, 3250 Lacey Road, Suite 600, Downers Grove, Illinois 60515, Attention: Corporate Secretary, telephone: 630-663-2000, or from ServiceMaster’s website, www.svm.com.

ServiceMaster and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from stockholders of ServiceMaster with respect to the proposed acquisition.  Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in ServiceMaster’s proxy statement relating to the proposed acquisition when it is filed with the SEC.  Information regarding certain of these persons and their beneficial ownership of ServiceMaster common stock as of March 8, 2006 is also set forth in ServiceMaster’s proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on March 20, 2006.